Exhibit 10.2

LIMITLESS PROJECTS INC.

2261 Rosanna Street

Las Vegas, Nevada 89117

January 19, 2022

WarpSpeed Taxi Inc. and

Cyber Apps World, Inc.

9436 W. Lake Mead Blvd

Las Vegas, NV 89134

Attention: Mohammed Irfan Rafimiya Kazi

Dear Irfan:

Re: Asset Purchase Agreement dated December 20, 2020 (the “Agreement”)

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, we hereby confirm our mutual agreement to terminate the Agreement on the following terms:

1.	WarpSpeed Taxi Inc. (“WarpSpeed”) and Limitless Projects Inc. (“Limitless”) (collectively, the “Parties”) hereby acknowledge the following:

a)	Pursuant to the Agreement, the Parties agreed that WarpSpeed would pay Limitless $10,000 upon the execution of the Agreement (which WarpSpeed paid), an additional $40,000 to Limitless upon Limitless’s delivery of a working prototype of the WarpSpeed Taxi computer application (the “Application”) to WarpSpeed, and an additional $250,000 as represented by a promissory note that WarpSpeed issued to Limitless;

b)	Limitless has delivered a working prototype of the Application to WarpSpeed; and

c)	WarpSpeed has not made the $40,000 payment to Limitless and is not in a position to do so.

2.	Because the Agreement is not in good standing, the Parties hereby agree to terminate the Agreement on the following terms upon the execution of this agreement:

a)	Limitless shall reimburse WarpSpeed’s previous payment of $10,000;

b)	WarpSpeed’s parent company, Cyber Apps World, Inc., shall transfer the 115,000,000 shares of common stock of WarpSpeed registered in its name to Limitless in consideration of Limitless paying $14,100 to Cyber Apps World, Inc.;

c)	Mohammed Irfan Rafimiya Kazi and Kateryna Malenko shall resign as directors and officers of WarpSpeed and appoint Daniel Okelo in their place;

d)	the Parties shall execute and deliver to each other mutual releases in a form acceptable to the Parties, which includes, among other things, confirmation that the promissory note that WarpSpeed issued to Limitless is null and void; and

e)	WarpSpeed shall execute and deliver a Bill of Sale to Limitless whereby it transfers all interest in the Application, and all data and databases relating to the Application, to Limitless.

If this termination agreement is acceptable, please sign and return a copy of this letter to us whereupon this termination agreement shall be a binding agreement.

Sincerely,

LIMITLESS PROJECTS INC.

PER: /s/ Daniel Okelo

DANIEL OKELO

President

AGREED AND CONFIRMED this

19th day of January, 2022

/s/ Mohammed Irfan Rafimiya Kazi

Cyber Apps World, Inc.

By its president, Mohammed Irfan Rafimiya Kazi

/s/ Mohammed Irfan Rafimiya Kazi

WarpSpeed Taxi Inc.

By its president, Mohammed Irfan Rafimiya Kazi